Exhibit 99.1

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Purpose

The purpose of the Committee is to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements and to assist the Board to fulfill the Board’s oversight responsibilities with respect to the quality and integrity of the Company’s financial statements, the adequacy and effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures, as well as the qualifications, independence and performance of the Independent Auditors.

In fulfilling this purpose, the Committee is responsible for maintaining free and open communication between the Committee, the Independent Auditors, and Company management and for determining that all parties are aware of their responsibilities.

A. Composition and Meetings

1.	Composition. The Committee shall be comprised of at least three members of the Board, and each Committee member shall be independent, as determined by the Board in accordance with The Nasdaq Capital Market rules and the requirements of Rule 10A-3 of the Exchange Act, subject, in each case, to any applicable exceptions or grace periods. No member of the Audit Committee can have participated in the preparation of the Company’s or any of its subsidiaries’ financial statements at any time during the past three years.

Each member of the Committee must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. At least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background that results in such member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. At least one member of the Committee must qualify as an “audit committee financial expert” (as defined by SEC rules). A person who qualifies as an audit committee financial expert will be presumed to have financial sophistication.

The Committee’s Chairperson and members shall be appointed by the Board, on the recommendation of the NCGC, in accordance with the Company’s Bylaws and any applicable agreement to which the Company is a party regarding the nomination of directors. Members of the Committee shall serve at the discretion of the Board for such term or terms as the Board may determine or until their earlier resignation, removal, disability or death. The Board may remove any member from the Committee at any time with or without cause in accordance with the Company’s Bylaws and any applicable agreement to which the Company is a party regarding the nomination of directors.

2.	Meetings. The Committee shall meet at least quarterly and hold such other regular or special meetings as its members deem necessary or appropriate to fulfill the Committee’s responsibilities. The Committee’s Chairperson shall preside at Committee meetings and shall have authority to convene meetings, set agendas and determine Committee information needs. If the Chairperson is not available, the Committee will appoint an alternate Chairperson by a majority vote.

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Members of the Company’s management and others may attend meetings at the invitation of the Committee. However, the Committee shall have the opportunity to meet regularly without such individuals present in executive session. In addition, the Committee shall meet periodically with management, the Independent Auditors and the General Counsel in separate executive sessions to discuss any matters that the Audit Committee or any of these persons or groups believes should be discussed privately.

A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the Committee may act at a meeting only upon approval of a majority of its members constituting a quorum. Absent a meeting, the Committee may act in writing by the unanimous consent of its members. The conduct of the Committee’s meetings shall otherwise be governed by the same rules regarding meetings, actions without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board.

3.	Minutes. Minutes of each meeting of the Committee shall be kept and distributed to each member of the Board and the Secretary of the Company. The Committee shall periodically report to the Board regarding its discussions and actions and make recommendations to the Board as appropriate.

4.	Overboarding. No member of the Committee may serve simultaneously on the audit committee of more than three public companies (including the Committee).

B. Resources and Authority

The Committee shall be authorized to access such Company books, records, facilities and personnel and external resources as the Committee deems necessary or appropriate, in its sole discretion, to assist with the fulfillment of its defined responsibilities, including to select, retain and obtain the advice of outside legal counsel, consultants and other professional advisors. However, the Committee shall not be required to implement or act consistently with the advice or recommendations of any external resources, and the authority granted in this Charter shall not affect the ability or obligation of the Committee to exercise its own judgment in fulfillment of its duties under this Charter.

The Committee shall have sole authority to approve fees, costs and other terms of engagement of the Auditor, outside legal counsel, consultants or any other professional advisors it retains and shall receive appropriate funding from the Company for the payment of such fees and costs, as well as the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its responsibilities. The Committee shall have the authority to perform such other functions, and shall have such powers, as may be necessary or appropriate in the efficient and lawful discharge of its responsibilities hereunder. To the extent not inconsistent with applicable law and The Nasdaq Capital Market rules, the Committee may form and delegate authority to one or more subcommittees as it deems appropriate in its sole discretion, so long as such subcommittee is solely comprised of one or more members of the Committee.

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The operation of the Committee shall be subject to the FBCA and the Company’s Bylaws, as in effect from time to time. The approval of this Charter by the Board shall be construed as a delegation of authority to the Committee with respect to the responsibilities set forth herein, unless the Board specifically limits such authority.

C. Responsibilities

Subject to the Company’s Bylaws, the Committee will have the full power and authority to carry out the following activities:

Independent Auditors

1.	Appoint, retain or replace the Independent Auditors for the purpose of auditing the Company’s annual financial statements, books, records, accounts and internal controls over financial reporting or performing other audit, review or attest services for the Company; assess the qualifications, performance and independence of the Independent Auditors; set the compensation of the Independent Auditors, approve all audit engagement fees and terms, oversee the work done by the Independent Auditors; and terminate the engagement of the Independent Auditors, if deemed necessary or advisable. The Independent Auditors shall report directly to the Committee.

2.	Monitor the rotation of the lead audit partner on the Company’s audit engagement team as required by applicable law.

3.	Obtain, and review at least annually, consistent with Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, of the PCAOB, written disclosures from the Independent Auditors describing their internal quality control procedures, listing any material issues raised by the most recent internal quality control review, peer review or PCAOB review or inspection of the firm or by any other inquiry or investigation by governmental or professional authorities in the past five years regarding one or more audits carried out by the Independent Auditors and any steps taken to deal with any such issues, and delineating all relationships between the Independent Auditors and the Company or any of its subsidiaries in order to assess the Independent Auditors’ independence.

4.	At least annually, after reviewing the written disclosures referred to in paragraph 3 above, evaluate the qualifications, performance and independence of the Independent Auditors, including an evaluation of the lead audit partner, taking into account the opinions of the Independent Auditors and management.

5.	Adopt and review compliance with the Company’s policies regarding the hiring of individuals employed or formerly employed by the Independent Auditors and engaged on the Company’s account.

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Pre-Approval of Fees for Services by Independent Auditors

6.	Review and preapprove all audit and any proposed permissible non-audit and tax services, and the terms of such services, including the compensation to be paid therefor, provided by the Independent Auditor, as and to the extent required by the Exchange Act and the Sarbanes Oxley Act of 2002 and establish any necessary policies and procedures for the Committee’s pre-approval of permitted services in compliance with applicable SEC rules and review such pre-approval policies at least annually. In the absence of a pre-approval policy adopted by the Committee, authority to preapprove such services in between Committee meetings may be delegated to the Chairperson of the Committee (or such other Committee member), provided that any services preapproved pursuant to this delegated authority are presented to the full Committee at its next meeting.

Annual Financials and Audit; Quarterly Release of Financial Information

7.	Review and discuss with the Independent Auditors: the Independent Auditors’ responsibilities under generally accepted auditing standards and the responsibilities of management in the audit process; the overall audit strategy, planning and staffing; the scope and timing of the annual audit; any significant risks identified during the Independent Auditors’ risk assessment procedures; and, when completed, the results of the annual audit, including significant findings as well as critical accounting policies and practices used by the Company.

8.	Review and discuss with management and the Independent Auditors: any audit problems or difficulties, including difficulties encountered by the Independent Auditors during their audit work (such as restrictions on the scope of their activities or their access of information or any accounting adjustments that were noted or proposed by the Independent Auditors but were “passed” (whether immaterial or otherwise)); any significant disagreements with management; and management’s response to these problems, difficulties or disagreements.

9.	Engage in a dialogue with the Independent Auditors to understand the nature of each identified critical audit matter, the Independent Auditors’ basis for identifying a matter as a critical audit matter and how each such identified matter will be described in the Independent Auditor’s report.

10.	Review and discuss with management and the Independent Auditors the Company’s annual financial statements (including the related notes), the form of audit opinion proposed to be issued by the Independent Auditors on the financial statements and the disclosure “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to be included in the Company’s annual report on Form 10-K, before such report is filed with the SEC. The Committee shall recommend to the Board, based on the Audit Committee’s review and discussion with management and the independent auditor, whether the audited financial statements should be included in the Company’s annual report on Form 10-K.

11.	Review, in consultation with management, and the Independent Auditors, the adequacy and effectiveness of the Company’s internal control over financial reporting (ICFR) and disclosure controls and procedures (DCP), including any significant deficiencies, material weaknesses or other major issues in the design or operation of, and any material changes in, the Company’s controls and any special audit steps performed in light of any material control deficiencies, and any fraud involving management or other employees with a significant role in such controls and, if applicable, management’s and the Independent Auditor’s report on the effectiveness of the Company’s ICFR and the required management certifications to be included in or attached as exhibits to the Company’s annual report on Form 10-K or quarterly report on Form 10-Q, as applicable.

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12.	Review and discuss with management and the Independent Auditors the Company’s quarterly financial statements (including the related notes) and the disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to be included in the Company’s quarterly report on Form 10-Q, before such report is filed with the SEC.

13.	Review and discuss with management and the Independent Auditors, as appropriate, earnings press releases, including the type of information to be included and its presentation and the use of any pro forma, adjusted or other non-GAAP financial information, as well as the substance of any financial information and earnings guidance provided to analysts and ratings agencies, including the type of information to be disclosed and the type of presentation to be made. Such discussions may be general (consisting of discussing the types of information to be disclosed and the types of presentations to be made), provided that each earnings release or each instance in which the Company provides earnings guidance need not be discussed in advance.

14.	Review and discuss with management and the Independent Auditors: (1) significant changes in the Company’s selection or application of accounting principles and compliance with legal and regulatory requirements, (2) analyses prepared by management setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any analyses of the effects of alternative GAAP methods on the Company’s financial statements, (3) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements, (4) consideration of the judgment of both management and the Independent Auditors about the quality, not just the acceptability, of accounting principles, and (5) completeness and clarity of the disclosures in the financial statements.

15.	Discuss with the Independent Auditors, at least annually, the matters required to be discussed by PCAOB Auditing Standard No. 1301, Communications with Audit Committees, relating to the conduct of the audit, including any fraud or illegal acts.

16.	Discuss with the Independent Auditors, as appropriate and if disclosable by the Independent Auditors, communications between the Company’s audit team and the Independent Auditors’ national office with respect to material accounting or auditing issues presented by the annual audit engagement.

17.	Review and discuss with management and the Independent Auditors, and ultimately resolve, any conflicts or disagreements between management and the Independent Auditors regarding financial reporting, accounting practices or policies.

18.	Prepare annually the audit committee report required to be included in the Company’s annual proxy statement and review the disclosures in the proxy statement regarding the operation of the Committee.

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Compliance and Risk Management

19.	Establish and oversee procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential and anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters as required by applicable law and as deemed appropriate.

20.	Review, with the Company’s Chief Executive Officer and outside legal counsel, any litigation and regulatory matters relating to the Company and its subsidiaries that could have a significant impact on the Company’s financial statements.

21.	Monitor compliance with the Company’s Code of Business Conduct and oversee the investigation of any alleged breach or violation thereof by the Company’s executive officers.

22.	Taking into consideration the allocation of responsibility for risk oversight to other committees of the Board, review and discuss with management the Company’s processes and policies on risk identification, management and assessment related to the Company’s major financial risk exposures and also cybersecurity risks and the steps taken by management to monitor and mitigate or otherwise control these exposures and risks, including internal controls, insurance coverage and strategies and information security.

23.	Review and discuss with management the Company’s global tax principles and strategy, tax planning activities, as well as any significant tax developments affecting the Company, and related risks.

Other Responsibilities

24.	Review and discuss with management, and make recommendations to the Board, regarding the payment of any dividends to stockholders and any proposed repurchases by the Company of its common stock or other securities.

25.	Review and approve the Company’s decision to enter into swaps or other derivative transactions that are exempt from exchange-execution and clearance under “end-user exception” regulations established by the Commodity Futures Trading Commission, and review and discuss with management the Company’s policies governing the Company’s use of such swaps and other derivative transactions.

26.	Review, approve, if deemed appropriate, and oversee any proposed transaction between the Company and any related person (as defined in Item 404 of Regulation S-K) in accordance with Company policies and procedures.

27.	Review, discuss and assess at least annually its own performance as well as the Committee’s role and responsibilities as outlined in this Charter.

28.	Review and reassess annually the adequacy of this Charter and submit any suggested changes to the Charter to the Board for its consideration.

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MANAGEMENT AND AUDITORS’ RESPONSIBILITIES

It is the responsibility of management to determine whether the Company’s financial statements are complete, accurate and in accordance with GAAP and to establish satisfactory internal control over financial reporting and disclosure controls and procedures and the responsibility of the Independent Auditors to audit those financial statements and, if applicable, the effectiveness of the Company’s internal control over financial reporting. These functions shall neither be the responsibility of the Committee, nor shall it be the Committee’s responsibility to plan or conduct audits or make any determination that the Company’s financial statements and disclosures are complete and accurate, in accordance with GAAP or otherwise comply with applicable laws.

Definitions

Board	Board of Directors of Gravitics Holdings, Inc.

CFO	The Company’s Chief Financial Officer

Charter	Charter of the Audit Committee of the Board

Committee	Audit Committee of the Board

Company	Gravitics Holdings, Inc.

FBCA	Florida Business Corporation Act

Exchange Act	Securities Exchange Act of 1934, as amended

financial statements	The Company’s consolidated financial statements

GAAP	Generally accepted accounting principles in the United States of America

Independent Auditors

The independent registered public accounting firm appointed by the Committee for the purpose of auditing the Company’s financial statements, books, records, accounts, and if applicable, internal control over financial reporting

Nasdaq	The Nasdaq Capital Market

NCGC	Nominating and Corporate Governance Committee of the Board

PCAOB	The Public Company Accounting Oversight Board (United States)

SEC	United States Securities and Exchange Commission

Gravitics Document: Audit Committee Charter Department & Type: Legal & Compliance – Corporate Policy Revision & Date: Rev. A, 6/3/2026

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